Exhibit 99

Sypris Reports Third Quarter Results

Sypris Electronics Posts 19% Growth, 17% Gross Margin

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 14, 2017--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended October 1, 2017. Sypris Solutions continued to make important progress on several strategic initiatives to regain revenue momentum and better align its cost structure, while diversifying the Company’s book of business, both in terms of customers and markets. Many of those steps have been completed or are nearing completion. As a result, the Company is positioned to achieve a growing and more stable revenue base, along with higher gross profit and a return to profitable operations.

HIGHLIGHTS
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  Revenue for the Company was consistent with the prior-year comparable period, while gross margin improved to 3.1% from a negative 2.6% last year.
  Revenue for Sypris Electronics increased 18.8% over the prior-year comparable period, while gross margin increased to 16.8% from a negative 3.0% for the prior-year period.
  Revenue for Sypris Technologies declined from the prior year as increased shipments for energy and heavy truck components were offset by the completion of a program earlier this year.
  Selling, general and administrative expense declined 41.4% compared with the prior-year period, reflecting the positive impact of the Company’s previously announced two-year cost improvement target.
  During the quarter, the Company announced the receipt of multiple contract awards from Harris Corporation to manufacture a variety of mission-critical electronic assemblies for U.S. Military and Space programs.
  The Company confirmed its revenue guidance, with revenue for the fourth quarter expected to range between $20.0-$22.0 million. Additionally, gross margin is expected to improve sequentially to 10%-12% in the fourth quarter.
  The Company’s initial outlook for 2018 includes revenue of $86-$92 million and gross margin of 15%-17%, with both business segments registering solid profitability.

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“We were pleased with the year-over-year revenue growth and margin expansion at Sypris Electronics,” commented Jeffrey T. Gill, president and chief executive officer. “The majority of the cost reductions impacting Sypris Electronics were complete as we entered the year, and our team continued to control costs while meeting customer expectations during the quarter.

“Production issues and delayed shipments at Sypris Technologies contributed to a $2.2 million miss to forecasted gross profit. This miss included expediting expenses, overtime and outside services, among others. An additional $0.4 million of gross profit miss was attributed to product mix, labor productivity and excess freight associated with that mix as we shifted product from Louisville to Toluca.

“We produced at higher than expected levels at our Broadway Plant to support customer delivery schedules as Toluca was ramping up in the third quarter. We have since announced that all production at this facility will end in November, whereas we previously expected limited production to continue through 2018. The production issues faced in the third quarter have been substantially resolved, and with the closure of the Broadway Plant this month, the mix issues will also have been addressed.

“The product launch efforts in Sypris Technologies’ Toluca plant continued during the quarter as well as work to complete the rebuild of certain manufacturing assets to support increased volumes, which were up nearly 70% sequentially from the second quarter. We experienced lower-than-planned labor productivity during the period partly attributable to employee hiring and training costs, and we incurred excess overtime and utilized contract labor to fill skill gaps. We reduced these costs beginning in October as our workforce stabilized and the equipment returned to operation.

“At the request of our customer, we also had a delay on a large energy product shipment, which was reduced to a partial shipment in the third quarter. The remaining deliveries on this order are now expected to occur during the fourth quarter of 2017 and the first quarter of 2018. Although the shipment was partially delayed, the costs incurred for certain supplies, inspection and other outsourced services related to the order were charged to expense during the quarter.

“As we complete production at the Broadway Plant in November, the major actions we planned with regard to our two-year, $26.3 million cost improvement target will be complete. This target is composed of an $11.8 million reduction in the cost of sales, a $9.0 million reduction of SG&A and a $5.5 million reduction of interest and debt-related charges for 2018 when compared to 2016 actual results. Our original objective was to have completed this program by the end of May, but as the date neared, we made the decision to build additional inventory and rebuild equipment to further protect customer deliveries, both of which required additional time.

“We expect that the progress made last year and during the nine months of 2017 will enable the Company’s operations to return to profitability by the end of the first half of 2018,” Mr. Gill added. “The Company’s total manufacturing overhead costs are being reduced, our underperforming and underutilized assets are being divested, significant liquidity has been created and important new business continues to be secured, the most recent of which included the award of four new contracts with Harris Corporation.”

Concluding, Mr. Gill said, “With the closure of the Broadway Plant in November, we will be taking 450,000 square feet out of our operating footprint, our year-to-date SG&A expense is down $7.0 million from the prior year and our customer base and markets served are growing and are considerably more diversified than at any point in our history. We have streamlined our cost structure significantly and have substantially improved the Company’s competitiveness.”

Transition Plan Status Update

The transition of the Broadway operations is moving forward, including the acceleration of the end of production, which is now planned for November. Our team remains focused on achieving its cost targets and exceeding customer expectations. The Broadway transition is expected to result in a lower fixed overhead structure along with lower selling, general and administrative expenses, which will improve the overall cost profile of the Company.

The lower cost profile combined with a more favorable revenue mix is expected to drive an increase in overall margin performance going forward. The Company expects margins to reach 15-17% of revenue beginning in 2018, which is nearly a 50% increase as compared to 2014 when we had significantly higher customer volume and market concentration.

Third Quarter Results

The Company reported revenue of $21.4 million for the third quarter compared to $21.4 million for the prior-year period. The Company's net loss was $3.1 million, or $0.15 per share, as compared to income of $21.0 million, or $1.02 per diluted share, for the prior-year comparable period. The results for the quarter ended October 1, 2017, include severance and relocation costs of $0.4 million related to the Broadway transition.

For the nine months ended October 1, 2017, the Company reported revenue of $60.8 million compared to $71.8 million for the first nine months of 2016. The Company reported a net loss for the nine months ended October 1, 2017, of $9.6 million, or $0.47 per share, as compared to net income of $10.7 million, or $0.52 per share in the prior-year comparable period. Results for the nine months ended October 1, 2017, include net gains of $2.7 million related to the sale of idle assets offset by severance, relocation and other costs of $2.2 million.

The results for the three and nine months ended October 2, 2016, include a gain of $31.2 million from the CSS sale during the third quarter. The results for the nine months ended October 2, 2016, include a gain of $2.4 million related to a sale-leaseback, which occurred during the first quarter of 2016. Additionally, results for the three and nine months ended October 2, 2016, included the CSS operations sold in August 2016.

Sypris Technologies

Revenue for Sypris Technologies was $13.5 million in the third quarter compared to $14.8 million for the prior-year period, primarily reflecting the conclusion of a customer contract partially offset by increased sales of oil and gas products. Gross profit for the quarter was a loss of $0.7 million, or 4.9% of revenue, compared to a loss of $0.4 million, or 2.5% of revenue, for the same period in 2016. The results of the third quarter were impacted by additional costs incurred on the transfer of production from our Broadway plant and from higher labor and supply spend related to the ramp-up on a large energy product order.

Sypris Electronics

Revenue for Sypris Electronics increased to $7.8 million in the third quarter of 2017 as compared to $6.6 million for the prior-year period, reflecting the increase in sales from electronic manufacturing services. Additionally, revenue from the CSS business was included in results of operations in 2016 until the time of sale, since the sale was not classified as a discontinued operation in our consolidated financial statements. Gross profit for the quarter was $1.3 million compared to a gross loss of $0.2 million for the prior-year period, primarily reflecting a favorable mix in sales of higher-margin products on programs that began ramping in 2017, partially offset by an overall decrease in volumes as a result of the CSS sale.

Outlook

Commenting on the future, Mr. Gill added, “The combination of significant cost savings, improved revenue mix and the elimination of high-cost commercial debt, among other items, is expected to have a positive, material impact on the Company’s financial performance going forward. The fourth quarter of 2017 and the full fiscal year 2018 approaching are expected to benefit from significantly lower fixed overhead and production costs at Sypris Technologies, as well as from the elimination of severance and other expenses.

“Our outlook for revenue for 2018 is in the range of $86.0-$92.0 million and we expect to see further meaningful improvements in gross margin to 15%-17%, while SG&A as a percent of revenue and EBITDA in 2018 are also expected to improve, as the Company’s financial statements reflect the full-year impact of the 2017 cost saving initiatives.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts with corporations and government agencies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our estimated EBITDA and cash flows includes significant gains and proceeds from the anticipated sale of certain equipment, but there can be no assurances that such sales will be achieved as planned; our failure to return to profitability on a timely basis, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to successfully complete final contract negotiations with regard to our announced contract “awards”; our failure to develop and implement specific plans (a) to offset the impact of reduced revenues as we migrate our focus from a small number of traditional tier 1 customers in the commercial vehicle markets to a more diversified base of customers who are able to place higher strategic value on our innovation, flexibility and lean manufacturing capabilities, including an increase in sales of our Tube Turns® product line, and (b) to implement our cost-savings initiatives and to consolidate and streamline operations in accordance with the modified exit or disposal plan related to our Broadway Plant and our other plans, including the ability of our Toluca Plant to successfully consolidate any relocated operations or business lines; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; inventory valuation risks including excessive or obsolescent valuations; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; disputes or litigation involving supplier, customer, employee, creditor, stockholder, product liability or environmental claims; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers; potential impairments, non-recoverability or write-offs of assets or deferred costs; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; dependence on, retention or recruitment of key employees; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; our ability to successfully develop, launch or sustain new products and programs; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; changes or delays in customer budgets, funding or programs; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	October 1,	October 2,
	2017	2016
	(Unaudited)
Revenue	$21,371	$21,384
Net (loss) income	$(3,133)	$20,993
(Loss) income per common share:
Basic	$(0.15)	$1.02
Diluted	$(0.15)	$1.02
Weighted average shares outstanding:
Basic	20,397	19,834
Diluted	20,397	19,834

	Nine Months Ended
	October 1,	October 2,
	2017	2016
	(Unaudited)
Revenue	$60,805	$71,826
Net (loss) income	$(9,588)	$10,691
(Loss) income per common share:
Basic	$(0.47)	$0.52
Diluted	(0.47)	0.52
Weighted average shares outstanding:
Basic	20,305	19,761
Diluted	20,305	19,761

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$13,547	$14,796	$40,366	$47,392
Sypris Electronics	7,824	6,588	20,439	24,434
Total net revenue	21,371	21,384	60,805	71,826
Cost of sales:
Sypris Technologies	14,208	15,159	41,524	48,671
Sypris Electronics	6,509	6,784	17,727	22,238
Total cost of sales	20,717	21,943	59,251	70,909
Gross profit (loss):
Sypris Technologies	(661)	(363)	(1,158)	(1,279)
Sypris Electronics	1,315	(196)	2,712	2,196
Total gross profit	654	(559)	1,554	917
Selling, general and administrative	3,147	5,370	10,161	17,141
Research and development	5	104	36	318
Severance and equipment relocation costs	357	-	2,235	522
Operating loss	(2,855)	(6,033)	(10,878)	(17,064)
Interest expense, net	208	2,828	602	4,668
Loss on extinguishment of debt	-	1,521	-	1,521
Other expense (income), net	15	(31,595)	(1,962)	(34,166)
(Loss) income before taxes	(3,078)	21,213	(9,518)	10,913
Income tax expense, net	55	220	70	222
Net (loss) income	$(3,133)	$20,993	$(9,588)	$10,691
(Loss) income per common share:
Basic	$(0.15)	$1.02	$(0.47)	$0.52
Diluted	$(0.15)	$1.02	$(0.47)	$0.52
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	20,397	19,834	20,305	19,761
Diluted	20,397	19,834	20,305	19,761

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	October 1,	December 31,
	2017	2016
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$9,245	$15,270
Restricted cash	-	1,500
Accounts receivable, net	10,451	8,010
Inventory, net	22,121	14,558
Other current assets	2,460	2,730
Assets held for sale	884	832
Total current assets	45,161	42,900
Property, plant and equipment, net	17,027	17,943
Other assets	1,422	1,794
Total assets	$63,610	$62,637
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,595	$6,973
Accrued liabilities	13,699	10,541
Current portion of capital lease obligations	244	208
Total current liabilities	26,538	17,722

Long-term capital lease obligations	2,764	2,950
Note payable - related party	6,420	6,375
Other liabilities	9,805	9,492
Total liabilities	45,527	36,539
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,438,269 shares issued and 21,422,077 outstanding in 2017 and 21,330,882 shares issued and 21,329,690 outstanding in 2016	214	213
Additional paid-in capital	153,691	153,252
Accumulated deficit	(110,357)	(100,769)
Accumulated other comprehensive loss	(25,465)	(26,598)
Treasury stock, 16,192 and 1,192 shares in 2017 and 2016, respectively	-	-
Total stockholders’ equity	18,083	26,098
Total liabilities and stockholders’ equity	$63,610	$62,637

Note: The balance sheet at December 31, 2016 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	October 1,	October 2,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net loss (income)	$(9,588)	$10,691
Adjustments to reconcile net loss (income) to net cash used in operating activities:
Depreciation and amortization	2,929	5,086
Stock-based compensation expense	563	1,027
Deferred loan costs recognized	45	1,810
Loss on extinguishment of debt	-	1,521
Gain on the sale of assets	(2,664)	(33,630)
Provision for excess and obsolete inventory	145	132
Other noncash items	622	(178)
Changes in operating assets and liabilities:
Accounts receivable	(2,552)	3,635
Inventory	(7,713)	(1,637)
Prepaid expenses and other assets	658	(554)
Accounts payable	5,617	(1,833)
Accrued and other liabilities	3,392	1,069
Net cash used in operating activities	(8,546)	(12,861)
Cash flows from investing activities:
Capital expenditures	(1,457)	(1,404)
Proceeds from sale of assets	2,750	50,414
Change in restricted cash	1,500	(1,500)
Net cash provided by investing activities	2,793	47,510
Cash flows from financing activities:
Capital lease payments	(149)	(103)
Repayment of term loan	-	(11,714)
Repayment of revolving credit agreement	-	(2,132)
Penalty paid on early extinguishment of debt	-	(1,521)
Proceeds from related party note payable	-	1,000
Debt issuance and modification costs	-	(379)
Indirect repurchase of shares for minimum statutory tax withholdings	(123)	(49)
Net cash used in financing activities	(272)	(14,898)
Net (decrease) increase in cash and cash equivalents	(6,025)	19,751
Cash and cash equivalents at beginning of period	15,270	1,349
Cash and cash equivalents at end of period	$9,245	$21,100

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer